UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2014 Cash Bonus Performance Measures

On February 5, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of ITC Holdings Corp. (the “Company”) determined that the Company’s named executive officers will be eligible for cash bonuses for 2014 performance under a corporate bonus plan adopted pursuant to the Company’s Second Amended and Restated 2006 Long Term Incentive Plan, based on the achievement of Company performance goals based on (i) a 10% weighting for safety and compliance measures, including fewer than targeted lost work days for safety reasons, fewer than targeted recordable safety incidents, and implementation of physical- and cyber-security plans; (ii) a 30% weighting for system performance measures, including fewer than targeted outages, completion of priority maintenance activities, and completion of targeted capital projects; and (iii) a 60% weighting for financial performance measures, including lower than targeted operating and maintenance expenses, higher than targeted Earnings Before Interest and Taxes (EBIT) plus Allowance for Funds Used During Construction (AFUDC), and total shareholder return. The named executive officers may earn a bonus up to 200% of their target bonus amounts if all of these goals are fully achieved. The target bonus amounts are a percentage of base salary and were established by the Committee, as follows: 125% for Joseph L. Welch, President and Chief Executive Officer; and 100% for each of Linda H. Blair, Executive Vice President and Chief Business Officer; Cameron M. Bready, Executive Vice President and Chief Financial Officer; Jon E. Jipping, Executive Vice President and Chief Operating Officer; and Daniel J. Oginsky, Senior Vice President and General Counsel.

Approval of Bonuses

On February 5, 2014, the Committee also approved payment of discretionary cash bonuses to substantially all of the Company’s employees, including the Company’s named executive officers, in connection with completion of Phase II of the KETA project. The estimated amounts of the cash bonuses payable to the named executive officers are set forth in the table below.  As in past years, the final bonus amounts for all recipients will be determined immediately prior to the time of payment by dividing the discretionary bonus pool proportionately among the recipients based upon their respective shares of the annual corporate performance bonus pool.  Final bonus amounts for the named executive officers will be disclosed in the Company’s 2015 annual meeting proxy statement.

Name	Title	Bonus
Joseph L. Welch	President and Chief Executive Officer	$57,393
Linda H. Blair	Executive Vice President and Chief Business Officer	$27,577
Cameron M. Bready	Executive Vice President and Chief Financial Officer	$26,550
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$22,537
Daniel J. Oginsky	Senior Vice President and General Counsel	$17,965

Item 8.01 Other Events.

Declaration of Stock Split and Cash Dividend

On February 6, 2014, the Board of Directors of the Company declared a 3 for 1 stock split of the Company’s common shares in the form of a stock dividend.  On February 28, 2014, shareholders of record as of February 18, 2014, will receive a distribution of two additional shares of ITC common stock for each share they hold. In addition, the Board of Directors declared a quarterly cash dividend of $0.1425 per common share on a post-split basis (adjusted from $0.4275 per common share on a pre-split basis), payable on March 19, 2014, to shareholders of record on March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 10, 2014

ITC HOLDINGS CORP.

	By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
	Its:	Senior Vice President and General Counsel